UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

DEERE AND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE HAS NOT BEEN RECEIVED!

February 8, 2016

Dear Stockholder:

We are writing to alert you that the Deere & Company Annual Meeting of Stockholders is quickly approaching. The Annual Meeting is scheduled to be held on Wednesday, February 24, 2016. Our records indicate that as of the date of this writing we have not yet received your vote.

As described in our Proxy Statement dated January 13, 2016, stockholders are being asked to vote at the Annual Meeting on the following resolutions:

•	Item 1: Elect the eleven director nominees named in the Proxy Statement
•	Item 2: Approve the compensation of Deere’s named executives on an advisory basis
•	Item 3: Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2016
•	Item 4a: Stockholder Proposal #1 - Proxy Access
•	Item 4b: Stockholder Proposal #2 - Greenhouse Gas Emissions
•	Item 4c: Stockholder Proposal #3 - Political Spending Congruency Analysis

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THROUGH 3 AND “AGAINST” ITEMS 4A THROUGH 4C.

Your vote at the Annual Meeting is very important! For your convenience, we have enclosed a new proxy card. Please vote your shares by completing and returning the proxy card, or via telephone or Internet following the directions on the proxy card.

On behalf of our Board of Directors, we thank you for your support and continued investment in Deere & Company.

Sincerely,

Todd E. Davies

Secretary